Exhibit 2.2
FIRST AMENDMENT TO THE EQUITY COMMITMENT AGREEMENT
          This First Amendment (this “Amendment”), dated as of June 13, 2010, is made and entered into by and among Visteon Corporation (as debtor-in-possession and a reorganized debtor, as applicable, the “Company”) and the Investors whose signatures are set forth below (the “Amending Investors”). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Equity Commitment Agreement (as defined below).
          WHEREAS, the Company and the Amending Investors are parties to that certain Equity Commitment Agreement, dated as of May 6, 2010 (as amended, the “Equity Commitment Agreement”);
          WHEREAS, Section 11.7 of the Equity Commitment Agreement provides, among other things, that the Equity Commitment Agreement may be amended only in a writing signed by the Company and all of the Lead Investors, subject to the other provisions set forth in the Equity Commitment Agreement; and
          WHEREAS, the Company and the Amending Investors wish to amend the Equity Commitment Agreement, and the Amending Investors include all of the Lead Investors;
          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Equity Commitment Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     A. Amendments to the Equity Commitment Agreement. The Equity Commitment Agreement is hereby amended as follows:
          1. Exhibit B to the Equity Commitment Agreement. Exhibit B attached to the Equity Commitment Agreement shall be replaced by the disclosure statement for the Plan, including any exhibits and schedules thereto, that is attached as Exhibit I to this Amendment.
          2. Exhibit C to the Equity Commitment Agreement. Exhibit C attached to the Equity Commitment Agreement shall be replaced by the chapter 11 plan of reorganization, including all exhibits, schedules and annexes, attached as Exhibit II to this Amendment.
          3. Exhibit G to the Equity Commitment Agreement. Exhibit G attached to the Equity Commitment Agreement shall be replaced by the post-Effective Date management equity incentive program as set forth on Exhibit III to this Amendment.
          4. Exhibit J to the Equity Commitment Agreement. Exhibit J attached to the Equity Commitment Agreement shall be replaced by the procedures for conducting the Rights Offering attached as Exhibit IV to this Agreement.
          5. Preamble. The Preamble of the Equity Commitment Agreement shall be amended by deleting the phrase “(this “Agreement”)” and replacing it with the phrase “(as amended, modified, or waived from time to time in accordance with the terms herewith, this “Agreement”)”.

          6. Definitions. The following definition shall be added between the definition of “Equity Commitment” and the definition of “Event”:
     ““Old Equity Warrants” has the meaning ascribed to such term in the Plan.”.
          7. Section 5.4(a) – Capitalization Representation. Section 5.4(a) of the Equity Commitment Agreement shall be amended as follows:
     (a) In clause (i) of Section 5.4(a), the phrase “forty-nine million three hundred eleven thousand six hundred sixty-seven (49,311,667)” shall be deleted and replaced with the phrase “fifty million three hundred thirty-two thousand seventy-five (50,332,075)”;
     (b) In clause (iii) of Section 5.4(a), the phrase “ and the Old Equity Warrants” shall be inserted immediately following the phrase “other than the 12.25% Warrants”; and
     (c) In clause (vi) of Section 5.4(a), the phrase “ and the Old Equity Warrants” shall be inserted immediately following the phrase “of the 12.25% Warrants”.
          8. Section 7.2(b) – Milestone Date. Clause (vi) of Section 7.2(b) of the Equity Commitment Agreement shall be amended by deleting the phrase “September 3, 2010” and replacing it with the phrase “October 4, 2010”.
          9. Section 10.1(c) – Milestone Dates. Section 10.1(c) of the Equity Commitment Agreement shall be amended as follows:
     (a) In clause (i) of Section 10.1(c), the phrase “the date that is thirty (30) days after the date hereof” shall be deleted and replaced with the phrase “June 20, 2010”; and
     (b) In clause (ii) of Section 10.1(c), the phrase “the date that is thirty (30) days after the date hereof” shall be deleted and replaced with the phrase “June 20, 2010”.
     B. Miscellaneous. This Amendment and the Equity Commitment Agreement, together, contain the complete agreement among the parties hereto and thereto and supersede any prior understandings, agreements, letters of intent, or representations by or among such parties, written or oral, that may have related to the subject matter hereof in any way. Except as specifically amended hereby, the Equity Commitment Agreement, as amended hereby, shall remain in full force and effect. The terms and provisions of Sections 11.1 through 11.8 and 11.10 of the Equity Commitment Agreement are incorporated herein by reference as if set forth herein in their entirety and shall apply mutatis mutandis to this Amendment.
* * * * *

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          IN WITNESS WHEREOF, the parties have executed or caused this Amendment to be executed as of the date first written above.

VISTEON CORPORATION
By:	/s/ Michael Sharnas
	Name:	Michael Sharnas
	Title:	General Counsel
[First Amendment to the Equity Commitment Agreement – Company Signature Page]

CQS CONVERTIBLE AND QUANTITATIVE STRATEGIES MASTER FUND LIMITED
By:	/s/ Kevin Jones
	Name:	Kevin Jones
	Title:	Authorized Signatory
[First Amendment to the Equity Commitment Agreement – Lead Investor Signature Page]

CQS DIRECTIONAL OPPORTUNITIES MASTER FUND LIMITED
By:	/s/ Kevin Jones
	Name:	Kevin Jones
	Title:	Authorized Signatory
[First Amendment to the Equity Commitment Agreement – Lead Investor Signature Page]

DEUTSCHE BANK SECURITIES INC. (Solely with Respect to the Distressed Products Group)
By:	/s/ Scott Martin
	Name:	Scott Martin
	Title:	Managing Director

By:	/s/ Charles J. Lanktree
	Name:	Charles J. Lanktree
	Title:	Managing Director
[First Amendment to the Equity Commitment Agreement – Lead Investor Signature Page]

ELLIOTT INTERNATIONAL, L.P.
By:	Elliott International Capital Advisors Inc., as Attorney-in-Fact

By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President
[First Amendment to the Equity Commitment Agreement – Lead Investor Signature Page]

GOLDMAN, SACHS & CO., solely with respect to the High Yield Distressed Investing Group
By:	/s/ Justin Slatky
	Name:	Justin Slatky
	Title:	Managing Director
[First Amendment to the Equity Commitment Agreement – Lead Investor Signature Page]

KIVU INVESTMENT FUND LIMITED
By:	/s/ Kevin Jones
	Name:	Kevin Jones
	Title:	Authorized Signatory
[First Amendment to the Equity Commitment Agreement – Lead Investor Signature Page]

MONARCH MASTER FUNDING LTD
By:	MONARCH ALTERNATIVE CAPITAL LP, its investment advisor

By:	/s/ Christopher Santana
	Name:	Christopher Santana
	Title:	Managing Principal

[First Amendment to the Equity Commitment Agreement – Lead Investor Signature Page]

OAK HILL ADVISORS, L.P., on behalf of certain private funds and separate accounts that it manages
By:	/s/ Scott D. Krase
	Name:	Scott D. Krase
	Title:	Authorized Signatory

[First Amendment to the Equity Commitment Agreement — Lead Investor Signature Page]

SOLUS ALTERNATIVE ASSET MANAGEMENT LP, as investment advisor to its private funds
By:	/s/ Nicholas Signorile
	Name:	Nicholas Signorile
	Title:	COO/CFO

[First Amendment to the Equity Commitment Agreement — Lead Investor Signature Page]

THE LIVERPOOL LIMITED PARTNERSHIP
By:	Liverpool Associates, Ltd., as General Partner

By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President

[First Amendment to the Equity Commitment Agreement — Lead Investor Signature Page]

ALDEN GLOBAL DISTRESSED OPPORTUNITIES FUND, L.P.

By:	Alden Global Distressed Opportunities Fund GP, LLC, its general partner

By:	/s/ Jim Plohg
	Name:	Jim Plohg
	Title:	Vice President

[First Amendment to the Equity Commitment Agreement — Co-Investor Signature Page]

ALLEN ARBITRAGE, L.P.
By:	/s/ Aditya Khanna
	Name:	Aditya Khanna
	Title:	Vice President

[First Amendment to the Equity Commitment Agreement — Co-Investor Signature Page]

ALLEN ARBITRAGE OFFSHORE
By:	/s/ Aditya Khanna
	Name:	Aditya Khanna
	Title:	Vice President

[First Amendment to the Equity Commitment Agreement — Co-Investor Signature Page]

ARMORY MASTER FUND LTD.
By:	Armory Advisors LLC, its Investment Manager

By:	/s/ Jay Burnham
	Name:	Jay Burnham
	Title:	Manager

[First Amendment to the Equity Commitment Agreement — Co-Investor Signature Page]

CAPITAL VENTURES INTERNATIONAL
By:	Susquehanna Advisors Group, Inc.,
its authorized agent

By:	/s/ Joel Greenberg
	Name:	Joel Greenberg
	Title:	Vice President

[ First Amendment to the Equity Commitment Agreement — Co-Investor Signature Page]

CASPIAN CAPITAL PARTNERS, L.P.
By:	Mariner Investment Group, as Investment
Advisor

By:	/s/ David Corleto
	Name:	David Corleto
	Title:	Principal

[ First Amendment to the Equity Commitment Agreement — Co-Investor Signature Page]

CASPIAN SELECT CREDIT MASTER FUND, LTD.
By:	Mariner Investment Group, as Investment
Advisor

By:	/s/ David Corleto
	Name:	David Corleto
	Title:	Principal

[First Amendment to the Equity Commitment Agreement — Co-Investor Signature Page]

CITADEL SECURITIES LLC
By:	/s/ Pete Kelly
	Name:	Pete Kelly
	Title:	General Counsel

[First Amendment to the Equity Commitment Agreement — Co-Investor Signature Page]

CSS, LLC
By:	/s/ Jerry White
	Name:	Jerry White
	Title:	Partner

[First Amendment to the Equity Commitment Agreement — Co-Investor Signature Page]

CUMBERLAND PARTNERS
By:	CUMBERLAND GP LLC, its General
Partner

By:	/s/ Barry Konig
	Name:	Barry Konig
	Title:	Member

[First Amendment to the Equity Commitment Agreement — Co-Investor Signature Page]

CUMBERLAND BENCHMARKED PARTNERS, L.P.
By:	CUMBERLAND BENCHMARKED GP LLC, its General Partner

By:	/s/ Barry Konig
	Name:	Barry Konig
	Title:	Member

[First Amendment to the Equity Commitment Agreement — Co-Investor Signature Page]

LONGVIEW PARTNERS B, L.P.
By:	LONGVIEW B GP LLC, its General Partner

By:	/s/ Barry Konig
	Name:	Barry Konig
	Title:	Member

[First Amendment to the Equity Commitment Agreement — Co-Investor Signature Page]

CUMBER INTERNATIONAL S.A.
By:	CUMBERLAND ASSOCIATES LLC, as Investment Adviser

By:	/s/ Barry Konig
	Name:	Barry Konig
	Title:	Member

[First Amendment to the Equity Commitment Agreement — Co-Investor Signature Page]

CYRUS EUROPE MASTER FUND LTD.
By:	Cyrus Capital Partners, L.P. as Investment
Manager

By:	/s/ David A. Milich
	Name:	David A. Milich
	Title:	COO

[First Amendment to the Equity Commitment Agreement — Co-Investor Signature Page]

CYRUS SELECT OPPORTUNITIES MASTER FUND, LTD.
By:	Cyrus Capital Partners, LP as Investment
Manager

By:	/s/ David A. Milich
	Name:	David A. Milich
	Title:	COO

[First Amendment to the Equity Commitment Agreement — Co-Investor Signature Page]

CRESCENT 1 L.P.
By:	Cyrus Capital Partners, L.P. as Investment
Manager

By:	/s/ David A. Milich
	Name:	David A. Milich
	Title:	COO

[First Amendment to the Equity Commitment Agreement — Co-Investor Signature Page]

CRS FUND LTD.
By:	Cyrus Capital Partners, L.P. as Investment
Manager

By:	/s/ David A. Milich
	Name:	David A. Milich
	Title:	COO

[First Amendment to the Equity Commitment Agreement — Co-Investor Signature Page]

CYRUS OPPORTUNITIES MASTER FUND II, LTD.
By:	Cyrus Capital Partners, L.P. as Investment Manager

By:	/s/ David A. Milich
	Name:	David A. Milich
	Title:	COO

[First Amendment to the Equity Commitment Agreement – Co-Investor Signature Page]

HALBIS DISTRESSED OPPORTUNITIES MASTER FUND, LTD.
By:	/s/ Peter Sakon
	Name:	Peter Sakon
	Title:	VP

[First Amendment to the Equity Commitment Agreement – Co-Investor Signature Page]

MARINER LDC
By:	Mariner Investment Group, as Investment Advisor

By:	/s/ David Corleto
	Name:	David Corleto
	Title:	Principal

[First Amendment to the Equity Commitment Agreement – Co-Investor Signature Page]

MARINER LDC
By:	Riva Ridge Capital Management LP,
as Investment Manager

By:	Riva Ridge GP LLC, GP to the Investment Manager

By:	/s/ Stephen Golden
	Name:	Stephen Golden
	Title:	Authorized Signatory

[First Amendment to the Equity Commitment Agreement – Co-Investor Signature Page]

MERCED PARTNERS LIMITED PARTNERSHIP
By:	Global Capital Management, Inc., General Partner

By:	/s/ Thomas G. Rock
	Name:	Thomas G. Rock
	Title:	Authorized Representative

[First Amendment to the Equity Commitment Agreement – Co-Investor Signature Page]

MERCED PARTNERS II, L.P.
By:	Lydiard Partners, L.P., General Partner

By:	Tanglewood Capital Management, Inc.,
General Partner

By:	/s/ Thomas G. Rock
	Name:	Thomas G. Rock
	Title:	Authorized Representative

[First Amendment to the Equity Commitment Agreement – Co-Investor Signature Page]

NEWFINANCE ALDEN SPV
By:	Alden Global Capital, its Trading Advisor

By:	/s/ Jim Plohg
	Name:	Jim Plohg
	Title:	General Counsel and Chief Compliance Officer

[First Amendment to the Equity Commitment Agreement – Co-Investor Signature Page]

QVT FUND LP
By:	QVT Associates GP LLC, its general partner

By:	/s/ Nicholas Brumm
	Name:	Nicholas Brumm
	Title:	Managing Member

[First Amendment to the Equity Commitment Agreement – Co-Investor Signature Page]

QUINTESSENCE FUND L.P.
By:	QVT Associates GP LLC, its general partner

By:	/s/ Nicholas Brumm
	Name:	Nicholas Brumm
	Title:	Managing Member

[First Amendment to the Equity Commitment Agreement – Co-Investor Signature Page]

RIVA RIDGE MASTER FUND, LTD.
By:	Riva Ridge Capital Management LP, as Investment Manager

By:	Riva Ridge GP LLC, GP to the Investment Manager

By:	/s/ Stephen Golden
	Name:	Stephen Golden
	Title:	Authorized Signatory

[First Amendment to the Equity Commitment Agreement – Co-Investor Signature Page]

SENECA CAPITAL, L.P.
By:	/s/ Mike Anastasio
	Name:	Mike Anastasio
	Title:	CFO

[First Amendment to the Equity Commitment Agreement – Co-Investor Signature Page]

SILVER POINT CAPITAL, L.P. on behalf of its affiliates and related funds
By:	/s/ Michael Gatto
	Name:	Michael Gatto
	Title:	Authorized Person

[First Amendment to the Equity Commitment Agreement – Co-Investor Signature Page]

SPECTRUM INVESTMENT PARTNERS, L.P.
By:	Spectrum Group Management LLC, its general partner

By:	/s/ Jeffrey A. Shaffer
	Name:	Jeffrey A. Schaffer
	Title:	Managing Member

[First Amendment to the Equity Commitment Agreement – Co-Investor Signature Page]

SIPI MASTER LTD.
By:	Spectrum Investment Management LLC,
its investment manager

By:	/s/ Jeffrey A. Schaffer
	Name:	Jeffrey A. Schaffer
	Title:	Managing Member

[First Amendment to the Equity Commitment Agreement – Co-Investor Signature Page]

STARK CRITERION MASTER FUND LTD.
By:	Stark Criterion Management LLC
Its:	Investment Manager

By:	/s/ Donald T. Bobbs
	Name:	Donald T. Bobbs
	Title:	Authorized Signatory

[First Amendment to the Equity Commitment Agreement – Co-Investor Signature Page]

STARK MASTER FUND LTD.
By:	Stark Offshore Management LLC
Its:	Investment Manager

By:	/s/ Donald T. Bobbs
	Name:	Donald T. Bobbs
	Title:	Authorized Signatory

[First Amendment to the Equity Commitment Agreement – Co-Investor Signature Page]

THE SEAPORT GROUP LLC PROFIT SHARING PLAN
By:	Armory Advisors LLC, its Investment Advisor

By:	/s/ Jay Burnham
	Name:	Jay Burnham
	Title:	Manager

[First Amendment to the Equity Commitment Agreement – Co-Investor Signature Page]

UBS SECURITIES LLC (solely with respect to the Distressed Debt Trading Group)
By:	/s/ Daniel S. Frommer
	Name:	Daniel S. Frommer
	Title:	Managing Director

By:	/s/ Jeffrey Teach
	Name:	Jeffrey Teach
	Title:	Managing Director

[First Amendment to the Equity Commitment Agreement – Co-Investor Signature Page]

VENOR CAPITAL MASTER FUND LTD.
By:	/s/ Michael Wartell
	Name:	Michael Wartell
	Title:	Authorized Signatory

[First Amendment to the Equity Commitment Agreement – Co-Investor Signature Page]

WHITEBOX HEDGED HIGH YIELD PARTNERS, L.P.
By:	Whitebox Hedged High Yield Advisors, LLC,
its General Partner

By:	Whitebox Advisors, LLC, its Managing Member

By:	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	CLO

[First Amendment to the Equity Commitment Agreement – Co-Investor Signature Page]

WHITEBOX COMBINED PARTNERS, L.P.
By:	Whitebox Combined Advisors, LLC, its General Partner

By:	Whitebox Advisors, LLC, its Managing Member

By:	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	CLO

[First Amendment to the Equity Commitment Agreement – Co-Investor Signature Page]

EXHIBIT I
DISCLOSURE STATEMENT
(Filed as exhibit 99.2 to the Company’s Current Report on Form 8-K dated June 17, 2010.)

EXHIBIT II
PLAN OF REORGANIZATION
(Filed as exhibit 99.1 to the Company’s Current Report on Form 8-K dated June 17, 2010.)

EXHIBIT III
MANAGEMENT EQUITY INCENTIVE PLAN
(see attached)

RIGHTS OFFERING SUB PLAN MANAGEMENT EQUITY INCENTIVE PROGRAM TERM SHEET1

Number of Shares	5,555,556 shares of New Visteon Common Stock under the Rights Offering Sub Plan on a fully-diluted basis.

Types of Awards	Initial awards to be granted in restricted stock as set forth in the section entitled “Grants” herein.

Future awards, excluding the Initial Grants described below, to be determined by Reorganized Visteon’s board of directors (the “Board”), and may include, without limitation, restricted stock, restricted stock units, performance shares, performance units, stock appreciation rights, stock options, etc.

Withholding	Participants will be permitted to elect to have shares withheld by Reorganized Visteon to cover the exercise/base price of any option and/or stock appreciation right and the applicable withholding taxes associated with any award if the shares are not publicly traded.

Pricing	Awards (other than Initial Grants) will have an exercise price per share equal to the fair market value on the date of grant.

Grants	Upon the Effective Date of Visteon’s plan of reorganization, restricted stock grants equal to 1,666,667 shares of the New Visteon Common Stock, on a fully-diluted basis (the “Initial Grants”).

Future awards of up to the remaining 3,888,889 shares of the New Visteon Common Stock will be granted at such time(s) as the Board shall determine.

Participants	Participation for Initial Grants shall be limited to approximately 110 employees determined as follows:

(a) Certain Board-elected officers; and

(b) Up to approximately 100 additional participants to be selected by Visteon’s senior management team at the Executive Leader, Senior Director, and Director employee levels, or at other employee levels in the discretion of Visteon’s senior management team.

The current Chairman and Chief Executive Officer shall receive 22% of the Initial Grants and the current Chief Financial Officer shall receive 9% of the Initial Grants.

[1]	Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Fourth Amended Joint Plan of Reorganization of Visteon Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the United States Bankruptcy Code [Docket No. 3338].

The current Chairman and Chief Executive Officer, in consultation with the Requisite Investors (as defined in the Equity Commitment Agreement), shall determine the percentage of the Initial Grants to be awarded to each participant other than the Chief Executive Officer and Chief Financial Officer as well as select participants eligible for future awards.

Vesting	Initial Grants shall vest as follows: (a) one-sixth on the Effective Date; (b) one-sixth upon the first anniversary of the Effective Date; (c) one-third upon the second anniversary of the Effective Date; and (d) one-third upon the third anniversary of the Effective Date.

Vesting of Initial Grants for a particular employee shall be accelerated, in full, in the event of termination of employment of such employee by Reorganized Visteon without cause or by such employee with good reason.

Upon a customary change in control event, any portion of the Initial Grants that is not then vested shall be treated as immediately vested and payable to the participant as of the date of the change in control event. The vesting terms shall be subject to the terms of any other agreement governing the employment of a participant to the extent that such agreement provides greater rights to the participant in the event of a customary change in control event.

Future awards, excluding the Initial Grants described herein, shall be subject to such vesting schedules and in such form as determined by the Board.

Expiration of Awards	Earlier of (a) ten years after grant, (b) 30 days after termination of employment other than for death, disability or cause, (c) one year after termination of employment by death or disability, or (d) immediately upon termination for cause.

EXHIBIT IV
RIGHTS OFFERING PROCEDURES
(see attached)

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

	In re:		Chapter 11

	VISTEON CORPORATION,		Case No. 09-11786 (CSS)
et al.,[2]

Jointly Administered

Debtors.

RIGHTS OFFERING PROCEDURES
          On [___], 2010, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered the Order (A) Approving the Adequacy of the Debtors’ Fourth Amended Disclosure Statement; (B) Approving Solicitation and Notice Procedures with Respect to Confirmation of the Debtors’ Proposed Fourth Amended Plan of Reorganization; (C) Approving the Form of Various Ballots and Notices in Connection Therewith; and (D) Scheduling Certain Dates with Respect Thereto [Docket No. ___] (the “Disclosure Statement Order”) that, among other things, (a) approved the adequacy of the Fourth Amended Disclosure Statement for the Fourth Amended Joint

[2]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Visteon Corporation (9512); ARS, Inc. (3590); Fairlane Holdings, Inc. (8091); GCM/Visteon Automotive Leasing Systems, LLC (4060); GCM/Visteon Automotive Systems, LLC (7103); Infinitive Speech Systems Corp. (7099); MIG-Visteon Automotive Systems, LLC (5828); SunGlas, LLC (0711); The Visteon Fund (6029); Tyler Road Investments, LLC (9284); VC Aviation Services, LLC (2712); VC Regional Assembly & Manufacturing, LLC (3058); Visteon AC Holdings Corp. (9371); Visteon Asia Holdings, Inc. (0050); Visteon Automotive Holdings, LLC (8898); Visteon Caribbean, Inc. (7397); Visteon Climate Control Systems Limited (1946); Visteon Domestic Holdings, LLC (5664); Visteon Electronics Corporation (9060); Visteon European Holdings Corporation (5152); Visteon Financial Corporation (9834); Visteon Global Technologies, Inc. (9322); Visteon Global Treasury, Inc. (5591); Visteon Holdings, LLC (8897); Visteon International Business Development, Inc. (1875); Visteon International Holdings, Inc. (4928); Visteon LA Holdings Corp. (9369); Visteon Remanufacturing Incorporated (3237); Visteon Systems, LLC (1903); Visteon Technologies, LLC (5291). The location of the Debtors’ corporate headquarters and the service address for all the Debtors is: One Village Center Drive, Van Buren Township, Michigan 48111.

Plan of Reorganization of Visteon Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the United States Bankruptcy Code [Docket No. ___] (as amended from time to time and including all exhibits and supplements thereto, the “Disclosure Statement”) filed in support of the Fourth Amended Joint Plan of Reorganization of Visteon Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the United States Bankruptcy Code [Docket No. ___] (as amended from time to time and including all exhibits thereto, the “Plan”) and (b) authorized the above-captioned debtors and debtors in possession (the “Debtors”) to solicit acceptances or rejections of the Plan from holders of Impaired Claims who are (or may be) entitled to receive distributions under the Plan.3
          Subject to Bankruptcy Court approval of the Debtors’ Plan under the Rights Offering Sub Plan, the Debtors are effectuating an offering (the “Rights Offering”) of rights (the “Subscription Rights”) to purchase shares of new common stock of the Reorganized Visteon, par value $0.01 per share (the “New Visteon Common Stock”) to holders of 7.00% Senior Notes, 8.25% Senior Notes, and 12.25% Senior Notes (collectively, the “Senior Notes”) that have validly completed and returned the Indication of Accredited Investor Status (the “Election Form”) certifying that as of May 17, 2010 (the “Rights Offering Record Date”) they are Accredited Investors (the “Eligible

[3]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan or the Disclosure Statement, as applicable. Copies of the Plan and the Disclosure Statement may be obtained by: (i) accessing the Debtors’ restructuring website at http://www.kccllc.net/visteon; (ii) writing to the Claims and Solicitation Agent at Visteon Balloting Center, c/o Kurtzman Carson Consultants LLC, 2335 Alaska Avenue, El Segundo, California 90245; or (iii) calling the Debtors’ restructuring hotline at (866) 967-0260 within the U.S. or Canada or, outside of the U.S. or Canada, (310) 751-2660.

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Holders”). In connection with the Rights Offering, each Eligible Holder shall receive its Pro Rata Allocation of Subscription Rights to purchase shares of New Visteon Common Stock. Each Eligible Holder’s Pro Rata Allocation of Subscription Rights shall be calculated as the proportion that an Eligible Holder’s Allowed Senior Notes Claim bears to the aggregate of all Allowed Senior Notes Claims as of the Rights Offering Record Date.
The Election Form — Indication of Accredited Investor Status
     As soon as practicable following the Rights Offering Record Date, holders of Senior Notes will be mailed Election Forms to determine whether or not they are Eligible Holders. All holders that properly deliver a validly completed Election Form to the Rights Offering Agent (as defined herein) so as to be received on or before 5:00 p.m. prevailing Pacific time on June 18, 2010 (the “Election Form Deadline”) shall, (i) in the case of holders who certify that they are Eligible Holders as of the Rights Offering Record Date, be permitted to participate in the Rights Offering and will be mailed these Rights Offering Procedures and the Subscription Form (as defined herein) (collectively, the “Rights Offering Documents”) as soon as practicable after the Election Form Deadline or (ii) in the case of holders who certify that they are not Eligible Holders as of the Rights Offering Record Date (such holders, the “Non-Eligible Holders”), have the right to receive the lesser of (a) their Cash Amount Allocation of $50.0 million in Cash or (b) 40% of the amount of their Allowed Claims in Cash (the “Cash Amount”) in lieu of receiving Subscription Rights, as set forth in the Plan.
     An Eligible Holder wishing to participate in the Rights Offering must follow the directions of the Election Form and the Rights Offering Documents with respect to timely and validly completing and returning the Election Form and the Subscription Form. The delivery of (i) the Election Form, (ii) the Subscription Form, and (iii) immediately available funds from an Eligible Holder is at such holder’s risk and delivery will be deemed made only when received by the Rights Offering Agent. Once an Eligible Holder has properly delivered its Subscription Form, such exercise cannot be revoked, rescinded or modified.
     A Non-Eligible Holder wishing to receive the Cash Amount must follow the directions of the Election Form with respect to timely and validly completing and returning the Election Form. The delivery of the Election Form is at such holder’s risk and delivery will be deemed made only when received by the Rights Offering Agent.
     A holder that does not follow the required procedures under the Election Form and submit its Election Form to the Rights Offering Agent so that it is actually received

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by the Election Form Deadline will not be deemed an Eligible Holder and will forfeit any and all Subscription Rights and, if applicable, Oversubscription Rights (defined below).
The Subscription Form
          As soon as practicable after the Election Form Deadline, the Rights Offering Agent will provide by mail, electronic mail or facsimile transmission to such Eligible Holder a form (the “Subscription Form”) to allow such Eligible Holder to exercise its Subscription Rights and, if applicable, Oversubscription Rights. The Subscription Rights and Oversubscription Rights shall not be listed or quoted on any public or over-the-counter exchange or quotation system. No fractional Subscription Rights will be issued, and all such fractional Subscription Rights will be rounded down to the nearest whole number.
          Before exercising any Subscription Rights or Oversubscription Rights, Eligible Holders should read the Plan and the Disclosure Statement, including the section entitled “Risk Factors” and the section regarding the valuation of the Reorganized Debtors contained therein.
II. Commencement/Expiration of the Rights Offering
          The Rights Offering shall commence for each Eligible Holder upon such Eligible Holder’s receipt of the Subscription Form and shall expire at 5:00 p.m. prevailing Pacific time on July 30, 2010 (the “Subscription Expiration Date”), or such later date as Visteon Corporation may specify in a notice provided to the Investors before 6:00 a.m. prevailing Pacific time on the Business Day immediately prior to the then-effective Subscription Expiration Date.

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III. Exercise of Subscription Rights or Oversubscription Rights4
          To exercise its Subscription Rights and, if applicable, Oversubscription Rights, an Eligible Holder must: (a) return a validly completed Subscription Form to Epiq Financial Balloting Group LLC (the “Rights Offering Agent”) so that such Subscription Form is actually received by the Rights Offering Agent on or before the Subscription Expiration Date and (b) pay to the Rights Offering Agent on or before the Subscription Expiration Date an amount equal to the Purchase Price multiplied by the number of shares of New Visteon Common Stock such Eligible Holder has elected to purchase in accordance with the payment instructions set forth on the Subscription Form. Once an Eligible Holder has properly delivered its Subscription Form, such exercise cannot be revoked, rescinded, or modified.
          If the Rights Offering Agent for any reason does not receive on or prior to the Subscription Expiration Date both a validly completed Subscription Form and immediately available funds as set forth above from an Eligible Holder, such Eligible Holder shall be deemed to have relinquished and waived its right to participate in the Rights Offering, subject to possible waiver in accordance with “Disputes, Waivers, and Extensions” below. The Debtors shall not be obligated to honor any purported exercise of Subscription Rights or Oversubscription Rights received by the Rights Offering Agent after the Subscription Expiration Date, regardless of when the documents relating to such exercise were sent.

[4]	The Debtors shall not be obligated under the Claims Conversion Sub Plan to, and shall not, honor any purported exercise of Subscription Rights or Oversubscription Rights.

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          The Subscription Form will permit each Eligible Holder that validly exercises its Subscription Rights in full to subscribe for additional shares of New Visteon Common Stock to the extent that any Rights Offering Shares are unsubscribed and available (including any Available Direct Subscription Shares (as defined in the Equity Commitment Agreement) included in the Rights Offering pursuant to section 3.1(b) of the Equity Commitment Agreement). Eligible Holders electing to subscribe for additional shares must indicate the number of additional shares that such Eligible Holder would like to purchase in the appropriate place on the Subscription Form and pay for such additional shares in the same manner as the shares purchased pursuant to the Subscription Rights. If any Eligible Holder fails to exercise its Subscription Rights in full, such Eligible Holder shall be deemed to have relinquished and waived its right to exercise any Oversubscription Rights, subject to possible waiver in accordance with “Disputes, Waivers, and Extensions” below.
          If the number of Rights Offering Shares elected for purchase pursuant to Oversubscription Rights exceeds the number of unsubscribed Rights Offering Shares (including any Available Direct Subscription Shares included in the Rights Offering pursuant to section 3.1(b) of the Equity Commitment Agreement), then such unsubscribed Rights Offering Shares shall be apportioned to Eligible Holders that exercised such Oversubscription Rights (i) first, to the Lead Investors and their Related Purchasers (other than any Lead Investor or Related Purchaser thereof that included Available Direct Subscription Shares in the Rights Offering) and their respective affiliates, (ii) second, to the Co-Investors and their Related Purchasers (other than any Co-Investor or Related Purchaser thereof that included Available Direct Subscription

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Shares in the Rights Offering) and their respective affiliates, and (iii) last, if any unsubscribed Rights Offering Shares remain unallocated, to the other Eligible Holders exercising their Oversubscription Rights, in each case pro rata relative to the number of such shares each such Eligible Holder elected to purchase pursuant to its Oversubscription Rights and in accordance with section 2.2(e) of the Equity Commitment Agreement.
          As soon as practicable following the Subscription Expiration Date, the Debtors shall deliver, or cause to be delivered, to each Eligible Holder that has exercised Subscription Rights and, if applicable, Oversubscription Rights, a written statement confirming the number of shares of New Visteon Common Stock that such Eligible Holder will purchase on the Effective Date as well as the aggregate Purchase Price in connection with the exercise of its Subscription Rights and, if applicable, Oversubscription Rights. As soon as practicable following the Subscription Expiration Date, the Rights Offering Agent shall remit to any Eligible Holder that has overpaid pursuant to its exercised Subscription Rights and Oversubscription Rights, the amount of such overpayment by wire transfer of immediately available funds.
          Shares of New Visteon Common Stock to be issued in connection with the Rights Offering shall be issued on the Effective Date, pursuant to the exemption provided under section 4(2) of the Securities Act, and such shares (i) will be “restricted securities” and (ii) will be issued with any and all issue, stamp, transfer, sales and use, or similar taxes or duties that are due and payable in connection with such issuance and delivery duly paid by Visteon Corporation.

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Rights Offering Funds
     The payments made in accordance with the Rights Offering (the “Rights Offering Funds”) shall be deposited and held in escrow pending the Effective Date in a trust account or accounts administered by the Rights Offering Agent, which (a) shall not constitute property of the Debtors or the Debtors’ estates until the Effective Date, (b) shall be separate and apart from the Rights Offering Agent’s general operating funds and any other funds subject to any lien or any cash collateral arrangements and (c) will be maintained for the purpose of holding the funds for administration of the Rights Offering until, subject to the other provisions of this paragraph, the earlier of (i) the Effective Date if the Rights Offering Sub Plan is Consummated and (ii) the termination of the Equity Commitment Agreement in accordance with its terms. The Rights Offering Agent shall not use the Rights Offering Funds for any purpose other than to release the funds as directed by the Debtors on the Effective Date (or such other later date at the option of the Reorganized Debtors or as otherwise provided herein) and shall not encumber or permit the Rights Offering Funds to be encumbered by any lien or similar encumbrance; provided, that the Rights Offering Funds shall only be released to Visteon Corporation or any of its affiliates upon the occurrence of the Effective Date.
     If the Rights Offering Sub Plan is not Consummated in accordance with the terms of the Equity Commitment Agreement, the Debtors shall cause the Rights Offering Agent to return as soon as practicable all of the Rights Offering Funds (together with any interest or other income earned thereon, if any, and net of any fees and costs incurred by the Rights Offering Agent in connection with such refund) by wire transfer of immediately available funds to the Eligible Holders; provided however, that the Rights Offering Agent shall not have any obligation to hold such funds in an account that earns interest or other income.
Disputes, Waivers, and Extensions
     Any and all disputes concerning the timeliness, viability, form, and eligibility of any exercise of Subscription Rights or Oversubscription Rights shall be addressed in good faith by the Debtors with the reasonable consent of the Requisite Investors and, if necessary, subject to a final and binding determination by the Bankruptcy Court. The Debtors with the reasonable consent of the Requisite Investors may seek to waive any defect or irregularity, or permit a defect or irregularity to be cured, within such times as they may determine in good faith to be appropriate, or reject the purported exercise of any Subscription Rights or Oversubscription Rights. Subscription instructions shall be deemed not to have been properly completed until all irregularities have been waived or cured within such time as the Debtors determine with the reasonable consent of the Requisite Investors.
Modifications
     The Debtors may modify these Rights Offering Procedures or adopt such additional detailed procedures consistent with the provisions of these Rights Offering Procedures to more efficiently administer the exercise of the Subscription Rights and

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Oversubscription Rights; provided, however, that (i) such modified or additional procedures may include only such amendments, supplements, changes, and modifications that (a) if not adverse to any Investor, or if required by the Bankruptcy Court, are reasonably acceptable to the Requisite Investors or (b) if demonstrated by any Investor to be reasonably likely to be adverse to such Investor, are acceptable to the Requisite Investors in their sole discretion, and (ii) the Debtors shall provide prompt written notice by mail, electronic mail or facsimile transmission to the Investors and other Eligible Holders of any material modification to these Rights Offering Procedures made after the commencement of the Rights Offering.
Waiver and Release
          Upon the Effective Date and subject to the Equity Commitment Agreement, each Eligible Holder that participates in the Rights Offering shall be deemed by virtue of such participation to have waived and released to the fullest extent permitted under applicable law all rights, Claims, or causes of action against the Exculpated Parties arising out of or related to the receipt, delivery, disbursements, calculations, transmission, or segregation of cash, Subscription Rights, Oversubscription Rights, and New Visteon Common Stock in connection with the Rights Offering, except to the extent such claims arise from gross negligence or willful misconduct.
IV. Rights Offering Information
     The Rights Offering Agent shall notify the Investors on each Business Day during the three (3) Business Days prior to the Subscription Expiration Date (and any extensions thereto), or more frequently if reasonably requested by the Investors, of the aggregate number of Subscription Rights and Oversubscription Rights known by the Rights Offering Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be.
     No later than the fifth (5th) Business Day following the date on which the Subscription Expiration Date occurs (the “Determination Date”), the Debtor shall deliver to each Investor a written certification by an executive officer of the Debtor of (i) the number of New Visteon Common Stock validly purchased by Eligible Holders pursuant to the Subscription Rights and the aggregate Purchase Price therefor, (ii) the number of New Visteon Common Stock validly purchased by Eligible Holders pursuant to the Oversubscription Rights and the aggregate Purchase Price therefor, (iii) any Available Direct Subscription Shares not purchased pursuant to the Oversubscription Rights, (iv) the amount of the Cash Recovery Subscription Equity (as defined in the Equity

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Commitment Agreement) and (v) the number of Unsubscribed Shares,5 if any, and the aggregate Purchase Price therefor (a “Stock Right Commitment Notice”). The Debtor shall determine the number of Unsubscribed Shares, if any, in good faith, and provide the Debtor and the Investors with a Stock Right Commitment Notice that accurately reflects the number of Unsubscribed Shares as so determined and shall promptly provide any written support, information and documentation relating to the information contained in the Stock Right Commitment Notice as any Investor may reasonably request in writing.
     In case of any additional details in these Rights Offering Procedures which do not appear in the Equity Commitment Agreement, these Rights Offering Procedures will prevail.
V. Transfer Restrictions; Revocation
          The Subscription Rights and Oversubscription Rights are not transferable. Any attempted transfer is null and void and the Debtors will not treat any purported transferee as the holder of any Subscription Right or, if applicable, Oversubscription Right. Once the Eligible Holder has validly exercised its Subscription Rights or Oversubscription Rights such exercise will not be permitted to be revoked, rescinded, or modified.
VI. Inquiries and Transmittal of Documents; Rights Offering Agent
          The exercise instructions contained in the Subscription Form should be carefully read and strictly followed.
     Questions relating to the Rights Offering should be directed to the Rights Offering Agent at the following contact information: Epiq Financial Balloting Group LLC, 757 Third Avenue Third Floor, New York, New York 10017, Attn: Visteon Corporation Processing, or by telephone at (646) 282-1800.

[5]	“Unsubscribed Shares” means the Shares (as defined in the Equity Commitment Agreement), other than (i) the Shares issuable pursuant to the Subscription Rights that were properly exercised by Eligible Holders pursuant to Subscription Rights and Oversubscription Rights (but excluding any Available Direct Subscription Shares) (as defined in the Equity Commitment Agreement) and (ii) Cash Recovery Subscription Equity (as defined in the Equity Commitment Agreement).

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          Eligible Holders electing to exercise their Subscription Rights or Oversubscription Rights bear all of the risk of non-delivery of all documents and payments. The Debtors and the Rights Offering Agent bear no such risks. Under the Claims Conversion Sub Plan, the Debtors shall not honor any purported exercise of Subscription Rights or Oversubscription Rights.

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